UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2020

BioSig Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38659	26-4333375
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

54 Wilton Road, 2nd Floor Westport, Connecticut	06880
(Address of principal executive offices)	(Zip Code)

(203) 409-5444

(Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	BSGM	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01             Entry into a Material Definitive Agreement.

The information set forth under “Item 3.03 Material Modification to Rights of Security Holders” of this Current Report on Form 8-K with respect to the entry into the Rights Agreement (defined below) is incorporated into this Item 1.01 by reference.

Item 3.03             Material Modification to Rights of Security Holders.

The Board of Directors (the “Board”) of BioSig Technologies, Inc., a Delaware corporation (the “Company”), declared a dividend of one right (a “Right”) for each of the Company’s issued and outstanding shares of common stock, $0.001 par value per share (“Common Stock”). The dividend is payable to the stockholders of record on July 27, 2020 (the “Record Date”). Each Right entitles the registered holder, subject to the terms of the Rights Agreement (as defined below), to purchase from the Company one one-thousandth of a share of the Company’s Series F Junior Participating Preferred Stock, $0.001 par value per share (the “Preferred Stock”) at $50.00 (the “Purchase Price”), subject to certain adjustments. The description and terms of the Rights are set forth in the Rights Agreement dated as of July 14, 2020 (the “Rights Agreement”) between the Company and Action Stock Transfer Corporation, as Rights Agent (the “Rights Agent”).

The Rights will not be exercisable until the earlier to occur of (i) the tenth business day following a public announcement or filing that a person has, or affiliates or associates of such person have, become an “Acquiring Person,” which is defined as a person, or affiliates or associates of such person, who, at any time after the date of the Rights Agreement, has acquired, or obtained the right to acquire, Beneficial Ownership of 12% or more of the Company’s outstanding shares of Common Stock, subject to certain exceptions, or (ii) the tenth business day (or such later date as may be determined by action of the Board prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”). Beneficial Ownership, as defined in the Rights Agreement, includes certain interests in securities created by derivatives contracts, which are beneficially owned, directly or indirectly, by a counterparty (or any of such counterparty’s affiliates or associates) under any derivatives contract to which such person or any of such person’s affiliates or associates is a receiving party (as such terms are defined in Rights Agreement), subject to certain limitations.

Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates (or, for uncertificated shares of Common Stock, by the book-entry account that evidences record ownership of such shares) and will be transferred with, and only with, such Common Stock, and (ii) new Common Stock certificates issued after the Record Date will contain a legend incorporating the Rights Agreement by reference (for book entry Common Stock, this legend will be contained in the notations in book entry accounts). Until the earlier of the Distribution Date and the Expiration Date (defined below), the transfer of any shares of Common Stock outstanding on the Record Date will also constitute the transfer of the Rights associated with such shares of Common Stock. As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on Distribution Date separate rights certificates evidencing the Rights (“Right Certificates”), and such Right Certificates alone will evidence the Rights. The Company may choose book entry in lieu of physical certificates, in which case, references to “Rights Certificates” shall be deemed to mean the uncertificated book entry representing the Rights.

The Rights, which are not exercisable until the Distribution Date, expire upon the earliest to occur of (i) the close of business on July 13, 2021; (ii) the time at which the Rights are redeemed or exchanged pursuant to the Rights Agreement; and (iii) the time at which the Rights are terminated upon the closing of any merger or other acquisition transaction involving the Company pursuant to a merger or other acquisition agreement that has been approved by the Board prior to any person becoming an Acquiring Person (the earliest of (i), (ii), and (iii) is referred to as the “Expiration Date”).

Each share of Preferred Stock will be entitled to a preferential per share dividend rate equal to the greater of (i) $0.001 and (ii) the sum of (x) 1,000 times the aggregate per share amount of all cash dividends, plus (y) 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than certain dividends or subdivisions of the outstanding shares of Common Stock. Each Preferred Stock will entitle the holder thereof to a number of votes equal to 1,000 on all matters submitted to a vote of the stockholders of the Company. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each Preferred Stock will be entitled to receive 1,000 times the amount received per one share of Common Stock. Pursuant to the Rights Agreement, the preferential rates noted above may be adjusted in the event that the Company (i) pays dividends in Common Stock, (ii) subdivides the outstanding Common Stock or (iii) combines outstanding Common Stock into a smaller number of shares.

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend, or a subdivision, combination or reclassification of the Preferred Stock, (ii) if the holders of Preferred Stock are granted certain rights, options or warrants to subscribe for the applicable Preferred Stock or securities convertible into the applicable Preferred Stock at less than the current market price of the applicable Preferred Stock, or (iii) upon the distribution to holders of Preferred Stock of evidences of indebtedness, cash (excluding regular quarterly cash dividends), assets (other than dividends payable in Preferred Stock) or subscription rights or warrants (other than those referred to in (ii) immediately above). The number of outstanding Rights and the number of one one-thousandths of a Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split, reverse stock split, stock dividends and other similar transactions.

With some exceptions, no adjustment in the purchase price relating to a Right will be required until cumulative adjustments amount to at least one percent (1%) of the purchase price relating to the Right. No fractional shares of Preferred Stock are required to be issued (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) and, in lieu of the issuance of fractional shares, the Company may make an adjustment in cash based on the market price of the Preferred Stock on the trading date immediately prior to the date of exercise.

In the event that a person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, other securities, cash or other assets of the Company) having a value equal to two (2) times the Purchase Price. Notwithstanding any of the foregoing, following the occurrence of a person becoming an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, Beneficially Owned by any Acquiring Person (or by certain related parties) will be null and void and any holder of such Rights (including any purported transferee or subsequent holder) will be unable to exercise or transfer any such Rights. However, Rights are not exercisable following the occurrence of a person becoming an Acquiring Person until the Distribution Date.

In the event that, after a person or a group of affiliated or associated persons has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction, or 50% or more of the Company’s assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise of a Right that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the Purchase Price.

At any time before any person or group of affiliated or associated persons becomes an Acquiring Person, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (subject to certain adjustments) (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon the action of the Board electing to redeem or exchange the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The Board may, at its option, at any time after the first occurrence of a Flip-in Event (as defined in the Rights Agreement), exchange all or part of the then outstanding and exercisable Rights for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the effective date. However, the Board shall not effect such an exchange at any time after any person, together with all affiliates and associates of such person, becomes an a beneficial owner of 50% or more of the outstanding shares of Common Stock. Immediately upon the action of the Board to exchange the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the number of shares of Common equal to the number of Rights held by such holder multiplied by the exchange ratio.

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Company may amend or supplement the Rights Agreement without the approval of any holders of Rights; provided, however, that no such supplement or amendment may (i) adversely affect the interests of the holders of Rights (other than an Acquiring Person or an affiliate or associate of an Acquiring Person), (ii) cause the Rights Agreement to become amendable other than in accordance with Section 27 of the Rights Agreement, or (iii) cause the Rights again to become redeemable.

The Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the Rights Agreement herein does not purport to be complete and is qualified in its entirety by reference to Exhibit 4.1.

The information set forth below under “Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” with respect to the Certificate of Designations (defined below) is incorporated into this Item 3.03 by reference.

Item 5.03             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, the Board approved a Certificate of Designations of Series F Junior Participating Preferred Stock (the “Certificate of Designations”). The Certificate of Designations is filed with the Secretary of State of the State of Delaware. See the description in Item 1.01 (which incorporates by reference Item 3.03) of this Current Report on Form 8-K for a more complete description of the rights and preferences of the Preferred Stock.

The Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The description of the Certificate of Designations herein does not purport to be complete and is qualified in its entirety by Exhibit 3.1.

Item 7.01             Regulation FD Disclosure.

On July 16, 2020, the Company issued a press release announcing the adoption of the Rights Agreement and the declaration of the dividend of the Rights. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Designations of Series F Junior Participating Preferred Stock of BioSig Technologies, Inc.
4.1	Rights Agreement dated as of July 14, 2020 between BioSig Technologies, Inc. and Action Stock Transfer Corporation, as Rights Agent.
99.1	Press Release of BioSig Technologies, Inc., dated July 16, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: July 17, 2020	By:	/s/ Kenneth L. Londoner
Name: Kenneth L. Londoner
Title: Executive Chairman